SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement                 |_| Confidential, for use of the
|_| Definitive  Proxy  Statement                    Commission only(as permitted
|X| Definitive  Additional  Materials               by Rule 14a-6(e) (2)).
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            OSHKOSH TRUCK CORPORATION
                (Name of Registrant as Specified in its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:


     2.   Aggregate number of securities to which transaction applies:


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4.   Proposed maximum aggregate value of transaction:


     5.   Total fee paid:


|_| Fee previously paid with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1. Amount Previously Paid:


     2. Form, Schedule or Registration Statement No.:


     3. Filing Party:


     4. Date Filed:


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OSHKOSH TRUCK CORPORATION
2307 OREGON STREET
POST OFFICE BOX 2566
OSHKOSH, WISCONSIN  54903-2566
920-235-9151


                                     NOTICE

The date for Oshkosh Truck Corporation's Annual Meeting was printed incorrectly on all proxy cards as Monday, February 3, 1999.

The correct date of the Annual Meeting is Monday, February 1, 1999, as indicated in the Proxy Statement.

Your proxy card(s) that were enclosed with your proxy statement are valid for the Annual Meeting to be held on Monday, February 1, 1999, and should be used for the appointment of proxies. You do not need to modify the proxy card(s) to correct the printing error (although you are free to do so).

We apologize for this error and any inconvenience it may have caused.


January 5, 1999